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                                                                 EXHIBIT (d)(3)

                                TRIBUNE COMPANY

                                March 13, 2000

The Chandler Trusts
Pasadena, California

   Reference is made to the Agreement and Plan of Merger dated March 13, 2000 between Tribune Company and The Times Mirror Company. Tribune Company will pay or reimburse the fees and expenses of financial, legal and other advisers to the Chandler Trusts, in an aggregate amount not exceeding $25 million, incurred in connection with the transactions contemplated by that merger agreement.

                                          Very truly yours,

                                          Tribune Company

                                          By:        /s/ Crane H. Kenney
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                                          Its:      General Counsel & VP
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